Exhibit 99.1

Apigee Announces Record First Quarter Revenue of $20.5 Million; 53%

year-over-year Growth in Q1 Product Revenue

•	Q1 Revenue, Gross Billings and non-GAAP operating loss exceeded guidance ranges

•	Q1 Product Gross Billings of $15.9 million, a 50% year-over-year increase

•	Q1 Gross Profit of $14.1 million, a 51% year-over-year increase

San Jose, Calif. – December 1, 2015 – Apigee® (NASDAQ: APIC), developer of an intelligent API platform for digital business, today announced financial results for the first fiscal quarter ended October 31, 2015.

“We are pleased to deliver Q1 16 revenue, gross billings and non-GAAP operating loss exceeding our guidance ranges,” said Chet Kapoor, Apigee CEO. “Mobile devices and digital technologies continue to raise consumer expectations for real-time, interconnected and intelligent digital experiences. Apigee’s intelligent API platform is the foundation on which our customers – which include over 25 percent of the companies in the Fortune 100 – build and deliver these connected digital experiences to their customers, partners and employees. Our platform provides security, agility, scalability and reliability, which are required to accelerate digital business. It empowers enterprises to expand developer and partner ecosystems, spurring innovation internally and externally. In addition to our historical growth among retail and telco customers, we are building momentum in the financial services and healthcare verticals.”

First Quarter Fiscal 2016 Highlights:

For Q1 16, Apigee reported total revenue of $20.5 million, above the high end of its guidance range of $19.4 million to $20.0 million. Apigee reported Q1 16 product revenue (defined as license revenue plus subscription and support revenue) of $16.7 million, up 53% from $10.9 million in Q1 15. Q1 16 total revenue was up 32% compared to $15.6 million in Q1 15. Q1 16 gross billings were $22.3 million, up 51% from $14.8 million a year ago. Q1 16 gross product billings were $15.9 million, up 50% from $10.6 million a year ago.

Apigee reported Q1 16 GAAP gross margin of 69%, up from 60% in Q1 15, and non-GAAP gross margin of 70%, up from 61% a year ago. Apigee reported Q1 16 GAAP operating loss of $12.8 million, compared to $15.5 million a year ago. Q1 16 non-GAAP operating loss was $11.0 million, compared to $14.6 million in Q1 15. Q1 16 GAAP net loss per share was $0.44. Q1 16 non-GAAP net loss per share was $0.38, better than its guidance range of non-GAAP net loss per share of $0.40 to $0.42. Q1 16 operating cash flow was ($7.5) million, compared to ($9.3) million a year ago. Total deferred revenue was $42.5 million at the end of Q1 16, up 55% from $27.4 million at the end of Q1 15. The balance of cash and cash equivalents at the end of Q1 16 was $81.5 million.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Business Update:

•	Apigee now has more than 230 customers, compared to 165 at the end of Q1 15. In Q1 16, we did expansion deals with more than 40 customers.

•	Our renewal rate exceeded 90% in Q1 16, on a dollar-based, simple basis, for the second consecutive quarter.

•	We launched Apigee Sense as the industry’s first intelligent API security product, applying predictive analytics to bot detection and security.

•	Launched Apigee Health APIx to support secure API applications for the healthcare vertical. This solution leverages FHIR, the emerging standard for sharing healthcare data, to deliver FHIR API-based app and data interoperability to hospitals and other healthcare providers.

•	We announced a partnership with Pivotal, the industry’s leading platform-as-a-service provider, to include Apigee Edge as the first API management solution integrated in CloudFoundry; we also expanded our partner ecosystem, adding new partners including AppyThings, DB Results, HCL, iTexico, Larsen & Toubro InfoTech, ITON, Pivotal, SMS Consulting Group, TCS, TIS, Triple IT, and Universal Mind.

•	We announced an Apigee Insights collaboration with Accenture to coordinate go-to-market activities for predictive analytics, across verticals. This analytics collaboration is a part of the Apigee and Accenture global alliance.

•	We held our 5th I Love APIs conference, with over 1,850 business, IT and developer attendees, a 75% increase from last year’s conference.

•	We processed more than 100 billion API calls in our cloud during Q1 16.

•	We achieved 99.999% availability in our cloud service.

Guidance:

As of December 1, 2015, Apigee is providing initial guidance for its second quarter fiscal 2016 and updating guidance for the full fiscal year 2016.

Second Quarter Fiscal 2016 Guidance:

•	Total revenue is expected to be in the range of $21.2 million to $22.2 million.

•	Non-GAAP operating loss is expected to be in the range of $9.8 million to $10.5 million.

•	Non-GAAP net loss per share is expected to be in the range of $0.33 to $0.36 based on approximately 29.5 million GAAP weighted-average shares outstanding.

•	Gross billings are expected to be in the range of $25.0 million to $26.5 million.

Full Year Fiscal 2016 Guidance:

•	Total revenue is expected to be in the range of $87.0 million to $92.0 million.

•	Total license revenue is expected to be in the range of $25.0 million to $29.0 million.

•	Non-GAAP operating loss is expected to be in the range of $39.0 million to $40.5 million.

•	Non-GAAP net loss per share is expected to be in the range of $1.30 to $1.35 based on approximately 30.0 million GAAP weighted-average shares outstanding.

•	Gross billings are expected to be in the range of $104.0 million to $110.0 million.

Conference Call Details:

•	What: Results of Apigee Corporation (APIC) first quarter fiscal year 2016 ended October 31, 2015.

•	When: Tuesday, December 1, 2015 at 2 pm PST (5 pm EST).

•	Dial in: To access the call in the United States, please dial (877) 407-4018, and for international callers please dial (201) 689-8471. Callers may provide confirmation number 13624719 to access the call more quickly, and are encouraged to dial into the call 10 to 15 minutes prior to the start to prevent any delay in joining.

•	Webcast: http://investors.apigee.com (live and replay)

•	Replay: A replay of the call will be available via telephone for seven days, beginning two hours after the call. To listen to the telephone replay in the United States, please dial (877) 870-5176, and for international callers please dial (858) 384-5517 and enter access code 13624719.

About Apigee

Apigee® (NASDAQ: APIC) provides an intelligent API platform for digital business. Many of the world’s largest organizations select Apigee to enable their digital business, including more than 25 percent of the Fortune 100, five of the top six Global 2000 retail companies, and five of the top 10 global telecommunications companies. Apigee customers include global enterprises such as Walgreens, Burberry, Morningstar, and First Data. Apigee is headquartered in San Jose, California and has over 400 employees worldwide.

Forward-Looking Statements

This press release contains forward-looking statements, including statements regarding Apigee’s anticipated growth and momentum and trends in its business, markets and certain vertical markets; market position; and its forecasted total revenue, license revenue, gross billings, non-GAAP operating loss and non-GAAP net loss per share for the fiscal second quarter and fiscal year 2016. Words such as “expect,” “will,” “believes,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based on current expectations and are subject to inherent uncertainties, risks, and changes in circumstances that are difficult or impossible to predict. Consequently, you should not rely on these forward-looking statements. Actual outcomes and results may differ materially from those contemplated by these forward-looking statements as a result of such uncertainties, risks, and changes in circumstances, including without limitation risks and uncertainties related to Apigee’s limited operating history and its experience developing and introducing new products; risks associated with its history of losses and its expectation of incurring losses for the foreseeable future; risks associated with the potential significant fluctuation of its future quarterly results; risks associated with the seasonality of its business and variance in quarterly bookings, license revenue and cash flows from operations; risks associated with the effective management of its growth; risks associated with the role its strategic relationships with third parties plays in its growth; risks associated with market acceptance of its platform and Edge product; risks associated with Apigee’s ability to meet its customers’ needs for infrastructure capacity and the quality of its software, support and services; risks associated with Apigee’s ability to obtain renewals from current customers; and risks associated with its revenue mix.

The foregoing list of factors is not exclusive. Additional risks and uncertainties that could affect Apigee’s financial and operating results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in Apigee’s Annual Report on Form 10-K filed with the SEC on October 14, 2015.

Apigee’s SEC filings are available on the Investor Relations section of the Company’s website at http://investors.apigee.com and on the SEC’s website at www.sec.gov. Apigee disclaims any obligation to update the forward-looking statements provided to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based.

Non-GAAP Financial Measures

Apigee provides the following non-GAAP financial measures in this release and in the earnings call referencing this press release: gross billings, gross product billings, non-GAAP license gross profit, non-GAAP gross margin, non-GAAP operating expense, non-GAAP operating loss, non-GAAP net loss, and non-GAAP net loss per share. These non-GAAP items are key measures used by our management to understand and evaluate our operating performance and trends. In particular, because these measures exclude certain non-cash expenses, they can provide useful measures for period-to-period comparisons of our business.

Apigee uses these non-GAAP financial measures internally in analyzing its operating results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating its ongoing operational performance. Apigee believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends.

Non-GAAP financial measures should not be considered in isolation from, or as substitutes for, their most directly comparable financial measure prepared in accordance with GAAP. A reconciliation of the historical non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release. Investors are encouraged to review the reconciliation of these historical non-GAAP financial measures to their most directly comparable GAAP financial measures.

We calculate non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP sales and marketing expenses, non-GAAP research and development expenses, non-GAAP general and administrative expenses, non-GAAP operating loss and non-GAAP net loss as the respective GAAP balances, adjusted for: (1) stock-based compensation and (2) the amortization of intangible assets. Except with respect to Q1 2016, non-GAAP net loss per share is calculated as non-GAAP net loss divided by the non-GAAP weighted average shares outstanding that are adjusted to assume the conversion of outstanding preferred shares to common shares as of the beginning of the period. For Q4 2015, non-GAAP net loss per share is calculated as non-GAAP net loss divided by GAAP weighted average shares outstanding.

We define gross billings as our total revenue plus the change in our deferred revenue in a period. We define product gross billings as our total product revenue plus the change in our license, subscription and support deferred revenue in a period. Gross billings and product gross billings in any period consists of sales to new customers plus renewals and additional sales to existing customers. Our management uses gross billings and product gross billings as a performance measurement because we generally bill our customers at the time of sale of our solutions and recognize revenue either upon delivery or ratably over subsequent periods, and a portion of our revenue may be recognized over a period of more than 12 months. We believe that gross billings and product gross billings provide valuable insight into the sales of our solutions and the performance of our business.

With respect to Apigee’s outlook under “Second Quarter Fiscal 2016 Guidance” and “Full Year Fiscal 2016 Guidance” above, Apigee has not reconciled its expectations regarding non-GAAP loss from operations to GAAP loss from operations, nor reconciled non-GAAP net loss per share to GAAP net loss per share, because stock-based compensation expenses cannot be reasonably predicted and calculated. Accordingly, reconciliation is not available without unreasonable effort.

Investor Relations Contact:

Kevin Faulkner

kfaulkner@apigee.com

1-408-816-1658

Media Contact:

press@apigee.com

Apigee Corporation

Consolidated Balance Sheets

(in thousands)

	October 31,	July 31,
	2015	2015
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$81,485	$89,562
Accounts receivable, net	20,093	21,451
Prepaid expenses and other current assets	5,056	5,806

Total current assets	106,634	116,819

Property and equipment, net	2,844	3,144
Goodwill	14,744	14,744
Intangible assets, net	2,929	3,200
Other assets	798	799

Total assets	$127,949	$138,706

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$833	$2,015
Accrued expenses and other current liabilities	10,491	9,796
Deferred revenue, current portion	37,701	35,648
Term debt, current portion	2,083	2,079

Total current liabilities	51,108	49,538

Non-current liabilities
Deferred revenue, non-current	4,829	5,154
Deferred rent, non-current	1,436	1,550
Other liabilities, non-current	765	773
Term debt, non-current	1,264	1,787

Total non-current liabilities	8,294	9,264

Total liabilities	59,402	58,802

Commitments and contingencies
Stockholders’ equity
Common stock	30	29
Additional paid-in capital	277,791	276,099
Accumulated deficit	(209,274)	(196,224)

Total stockholders’ equity	68,547	79,904

Total liabilities and stockholders’ equity	$127,949	$138,706

Apigee Corporation

Consolidated Statements of Comprehensive Loss

(in thousands, except per share amounts)

	Three Months Ended
	October 31,
	2015	2014
	(Unaudited)
Revenue
License	$6,840	$4,416
Subscription and support	9,902	6,493
Professional services and other	3,803	4,698

Total revenue	20,545	15,607
Cost of revenue
License	128	129
Subscription and support	3,083	2,438
Professional services and other	3,253	3,720

Total cost of revenue	6,464	6,287

Gross profit	14,081	9,320
Operating expenses
Research and development	9,124	7,323
Sales and marketing	13,549	13,960
General and administrative	4,186	3,579

Total operating expenses	26,859	24,862

Loss from operations	(12,778)	(15,542)
Other expense, net	(194)	(107)

Loss before provision for income taxes	(12,972)	(15,649)
Provision for income taxes	79	111

Net loss and comprehensive loss	$(13,051)	$(15,760)

Net loss per share:
Basic and diluted	$(0.44)	$(3.98)

Weighted-average shares outstanding used in calculating net loss per share:
Basic and diluted	29,416	3,964

Apigee Corporation

Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended
	October 31,
	2015	2014
	(Unaudited)
Cash flows from operating activities
Net loss	$(13,051)	$(15,760)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	603	621
Provision for doubtful accounts	—	4
Amortization of debt discount	8	6
Stock-based compensation expense	1,482	597
Changes in operating assets and liabilities
Accounts receivable	1,357	4,513
Prepaid expenses and other assets	821	878
Accounts payable	(1,013)	(326)
Accrued expenses, other liabilities and deferred rent	568	464
Deferred revenue	1,729	(322)

Net cash used in operating activities	(7,496)	(9,325)

Cash flows from investing activities
Purchase of property and equipment	(50)	(33)

Net cash used in investing activities	(50)	(33)

Cash flows from financing activities
Repayments of debt obligations	(525)	(690)
Payment of remaining offering costs related to initial public offering	(152)	—
Proceeds from exercise of stock options, net of taxes paid	146	111

Net cash provided by financing activities	(531)	(579)

Net increase (decrease) in cash and cash equivalents	(8,077)	(9,937)
Cash and cash equivalents
Beginning of period	89,562	51,759

End of period	81,485	41,822

Apigee Corporation

Reconciliation of GAAP to Non-GAAP Financial Measures

(in thousands, except per share amounts)

	Three Months Ended October 31,
	2015	2014
	(Unaudited)
Gross billings
Total revenue	$20,545	$15,607
Total deferred revenue, end of period	42,530	27,368
Less: Total deferred revenue, beginning of period	(40,802)	(28,190)

Total change in deferred revenue	1,728	(822)

Gross billings	$22,273	$14,785

Product gross billings
License	$6,840	$4,416
Subscription and support	9,902	6,493

Total product revenue	16,742	10,909
Total license, subscription and support, end of period	35,815	24,556
Less: Total license, subscription and support, beginning of period	(36,638)	(24,848)
Total license, subscription and support, end of period	(823)	(292)

Product gross billings	$15,919	$10,617

Non-GAAP gross margin
Gross margin	68.5%	59.7%
Add: Stock-based compensation expense	0.6%	0.3%
Add: Amortization of intangible assets	1.1%	1.5%

Non-GAAP gross margin	70.2%	61.5%

Non-GAAP license gross profit:
License gross profit	$6,712	$4,287
License gross margin	98.1%	97.1%
Add: Amortization of intangible assets	114	114

Non-GAAP license gross profit	$6,826	$4,401

Non-GAAP license gross margin	99.8%	99.7%

	Three Months Ended October 31,
	2015	2014
	(Unaudited)
Non-GAAP subscription and support gross profit:
Subscription and support gross profit	$6,819	$4,055
Subscription and support gross margin	68.9%	62.5%
Add: Stock-based compensation expense	30	5
Add: Amortization of intangible assets	113	113

Non-GAAP subscription and support gross profit	$6,962	$4,173

Non-GAAP subscription and support gross margin	70.3%	64.3%

Non-GAAP professional services and other gross profit:
Professional services and other gross profit	$550	$978
Professional services and other gross margin	14.5%	20.8%
Add: Stock-based compensation expense	95	43

Non-GAAP professional services and other gross profit	$645	$1,021

Non-GAAP professional services and other gross margin	17.0%	21.7%

Non-GAAP research and development expense:
Research and development expense	$9,124	$7,323
Less: Stock-based compensation expense	(567)	(196)
Less: Amortization of intangible assets	(44)	(44)

Non-GAAP research and development expense	$8,513	$7,083

Non-GAAP sales and marketing expense:
Sales and marketing expense	$13,549	$13,960
Less: Stock-based compensation expense	(336)	(131)
Less: Amortization of intangible assets	—	(38)

Non-GAAP sales and marketing expense	$13,213	$13,791

Non-GAAP general and administrative expense:
General and administrative expense	$4,186	$3,579
Less: Stock-based compensation expense	(454)	(222)

Non-GAAP general and administrative expense	$3,732	$3,357

Non-GAAP operating loss:
Operating loss	$(12,778)	$(15,542)
Add: Stock-based compensation expense	1,482	597
Add: Amortization of intangible assets	271	309

Non-GAAP operating loss	$(11,025)	$(14,636)

	Three Months Ended October 31,
	2015	2014
	(Unaudited)
Non-GAAP net income (loss):
Net loss	$(13,051)	$(15,760)
Add: Stock-based compensation expense	1,482	597
Add: Amortization of intangible assets	271	309

Non-GAAP net income (loss)	$(11,298)	$(14,854)

Non-GAAP net income (loss) per share:
GAAP net loss per share	$(0.44)	$(3.98)
Non-GAAP adjustments to net loss per share	0.06	0.23
Non-GAAP adjustments to weighted average shares used in calculating net loss per share	—	3.12

Non-GAAP net income (loss) per share	$(0.38)	$(0.63)

Non-GAAP weighted average shares outstanding:
Weighted-average shares outstanding used in calculating net loss per share, basic and diluted	29,416	3,964
Add: Conversion of preferred convertible stock	—	19,740

Non-GAAP general and administrative expense	29,416	23,704